UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ❒

Check the appropriate box:

❒  Preliminary Proxy Statement
❒  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
❒  Definitive Proxy Statement
❒  Definitive Additional Materials
☒ Soliciting material Pursuant to §240.14a-12

OSI Restaurant Partners, Inc.
(Name of Registrant as Specified In Its Charter)

not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.
❒  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

❒  Fee paid previously with preliminary materials.

❒  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

THE FOLLOWING MEMORANDUM HAS BEEN DISTRIBUTED TO CERTAIN EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER:

Please carefully review the attached memo from Joe Kadow.

To:      Holders of Options and Restricted Stock

From:     Joe Kadow

Subject:        Treatment in the Merger of Stock Options and Restricted Stock (other than stock options and restricted stock issued for service as a Managing Partner or Chef Partner)

Date:      November 10, 2006

What follows is a summary and is qualified by and subject to all terms, provisions and conditions of the Merger Agreement and the terms of our stock plans.  The following applies to stock options and restricted stock issued to employees (including officers) who were NOT managing partners or chef partners at the time the stock options or restricted stock were granted.

Stock Options: Pursuant to the terms of our stock plans, all outstanding stock options will, at the closing, vest in full and be converted into an amount of cash equal to the number of options times the excess, if any, of $40.00 per share over the exercise price per share.  The amount of cash you receive will be reduced by all applicable tax withholding. If the exercise price of your options is $40.00 or above, you will not receive any cash at closing.

After the closing of the Merger, a new equity incentive plan will be established. In determining eligibility for awards and the terms and amounts of any awards under the new plan, the Company will take into account all factors it deems appropriate, including whether you had old options with an exercise price near or above $40.00 immediately prior to the closing.

Restricted Stock:  Pursuant to the terms of our stock plans, all outstanding, unvested shares of restricted stock will, at the closing, be converted into the right to receive on a deferred basis (subject to the terms and conditions below) an amount of cash equal to the number of shares represented by the restricted stock grant times $40, less required tax withholding (the “Restricted Stock Payment”).

Example: if you have 1,000 shares of restricted stock, you will receive (at the time and subject to the terms and conditions specified below) a cash payment of $40,000 plus any earnings on the account and less required tax withholding.

The Restricted Stock Payment will be paid to you at the times and in the amounts as your restricted stock grant would have vested. At the closing, the Company will deposit into a trust an amount equal to the aggregate Restricted Stock Payment and will establish a

To: Holders of Options and Restricted Stock
From: Joe Kadow
Date: November 10, 2006

separate account for each individual. The funds in the trust will be invested in a money market account (or an S&P 500 index fund, at your election) and each individual will be credited with the earnings on his/her account. The earnings on each account will be paid to the individual at the times of payment of the Restricted Stock Payment.

This e-mail is a summary and is qualified by and subject to all terms, provisions and conditions of the Merger Agreement and the applicable stock plans.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of OSI Restaurant Partners, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document.  For example, among other things, (1) OSI Restaurant Partners may be unable to obtain shareholder approval required for the transaction; (2) OSI Restaurant Partners may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on OSI Restaurant Partners or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs,  unexpected liabilities or unexpected delays; (5) the businesses of OSI Restaurant Partners may suffer as a result of uncertainty surrounding the transaction; (6) the financing required for Bain Capital and Catterton Partners to complete the transaction may be delayed or may not be available and (7) OSI Restaurant Partners may be adversely affected by other economic, business, and/or competitive factors.  Additional factors that may affect the future results of OSI Restaurant Partners are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov. Unless required by law, OSI Restaurant Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

To: Holders of Options and Restricted Stock
From: Joe Kadow
Date: November 10, 2006

In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION.  Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.